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                                                                    Exhibit 11.1


                           UNIVERSAL ELECTRONICS INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                                       Three Months Ended
                                                             March 31,
                                                  ------------------------------
                                                     1999                1998
                                                  ----------          ----------
Common stock outstanding
beginning of period                                6,397,002           6,312,199
                                                  ----------          ----------

Weighted average common
   stock outstanding from
   exercise of stock options,
   treasury stock purchases
   and employee benefit plan                         101,451              25,336
                                                  ----------          ----------

Weighted average common
   stock outstanding                               6,498,453           6,337,535
                                                  ==========          ==========

Stock options                                        202,401             312,281
                                                  ==========          ==========

Weighted average common stock
   and common stock
   equivalents outstanding                         6,700,854           6,649,816
                                                  ==========          ==========

Net income attributable to
   common stockholders                            $  448,763          $  343,093
                                                  ==========          ==========

Net income per common stock
   and common stock
   equivalents:

Basic                                             $     0.07          $     0.05
                                                  ==========          ==========
Diluted                                           $     0.07          $     0.05
                                                  ==========          ==========